UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 17, 2025

Date of Report (date of earliest event reported)

SHIFT4 PAYMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39313	84-3676340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3501 Corporate Pkwy

Center Valley, PA 18034

(Address of principal executive offices) (Zip Code)

(888) 276-2108

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001	FOUR	The New York Stock Exchange
6.00% Series A Mandatory Convertible Preferred Stock, par value $0.0001 per share	FOUR.PRA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information included in Item 5.02 regarding the Letter Agreement (as defined below) with Jared Isaacman is hereby incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2025, Shift4 Payments, Inc. (the “Company”) was pleased to announce that following his U.S. Senate confirmation vote on December 17, 2025, Jared Isaacman was sworn in as the 15th Administrator of the National Aeronautics and Space Administration (“NASA”) on December 18, 2025. Upon his confirmation, Mr. Isaacman resigned as the Executive Chairman of the Company’s Board of Directors (the “Board”), a Class I member of the Board, and a member of the Board’s Nominating and Corporate Governance Committee. On December 17, 2025 and effective as of the confirmation, the Board appointed Taylor Lauber, as the Chairman of the Board.

Effective upon his confirmation and in accordance with Mr. Isaacman’s agreement with the U.S. Office of Government Ethics (the “OGE”), Mr. Isaacman has agreed to vote approximately 25% of all outstanding voting power of the Company’s Class A common stock, par value $0.0001 per share (the “Class A shares”), Class B common stock, $0.0001 par value per share (the “Class B shares”) and Class C common stock, $0.0001 par value per share (the “Class C shares”) held by him and his affiliates, pursuant to a letter agreement with the Company entered into on December 17, 2025 (the “Letter Agreement”). Additionally, within 60 days of starting his position as NASA Administrator, Mr. Isaacman has represented to the OGE that he intends to convert his equity units in Shift4 Payments, LLC (“Shift4 LLC”), as well as his Class B shares and Class C shares, into Class A shares and terminate the tax receivable agreement, dated June 4, 2024, with Shift4 LLC and the other parties thereto (the “Tax Receivable Agreement”) in order to collapse the Company’s current “Up-C” structure (the “Up-C Collapse”). The terms, conditions and any consideration to be paid in connection with the Up-C Collapse will be negotiated during such 60-day period, but shall be consistent with the terms of similar transactions. Mr. Isaacman’s agreement with OGE does not require him to divest his equity position at the Company. As a result of the foregoing transactions, the Company will no longer be a “controlled company” within the meaning of the corporate governance standards of The New York Stock Exchange.

The Company thanks Mr. Isaacman for his invaluable leadership and wishes him well in his future endeavors.

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this Current Report on Form 8-K are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the transactions contemplated by Mr. Isaacman’s representations to the Company and the OGE, the Company’s loss of “controlled company” status, and the timing of any of the foregoing. Actual results may differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to the other risks, uncertainties, and other important factors disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as updated by the Company’s other filings with the SEC, copies of which are available free of charge on the Company’s website at investors.shift4.com. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2025

SHIFT4 PAYMENTS, INC.

By:	/s/ Jordan Frankel
Name:	Jordan Frankel
Title:	Chief Legal Officer